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                                                                    EXHIBIT 21.1

                                  Subsidiaries

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
                                         State of
         Name                          Incorporation              Other Trade Names
         ----                          -------------              -----------------

Argenbright Holdings Limited               Georgia                       --

Argenbright, Inc.                          Georgia                  RightSide Up
                                                               Lloyd Creative Staffing
                                                                  Midwest Staffing

Argenbright Security, Inc.                 Georgia                    Intersec
                                                                    USA Security

The ADI Group Limited                  United Kingdom                    --

ADI U.K. Limited                       United Kingdom                    --

Aviation Defence International         United Kingdom                    --
Germany Limited

Argenbright Motor Coach, Inc.              Georgia                       --

Argenbright Substance Testing, Inc.        Georgia                       --

IPS Training Institute, Inc.               Georgia                       --

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